SSGA® Funds

One Iron Street

Boston, MA 02210

State Street Global Advisors Funds Distributors, LLC

One Iron Street

Boston, MA 02210

December 18, 2020

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Distribution Agreement between SSGA Funds (the “Trust”) and State Street Global Advisors Funds Distributors, LLC dated May 1, 2017 (the “Agreement”).

Please also be advised that, pursuant to the Agreement, the undersigned Trust is providing notice that the following fund has been liquidated and are removed from Schedule A.1:

Fund Name	Effective Date
State Street Dynamic Small Cap Fund	December 18, 2020

Please update Schedule A.1 to the Agreement accordingly.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to the Trust and retaining one copy for your records.

Very truly yours,

SSGA Funds

By:	/s/ Ellen M. Needham
Name:	Ellen M. Needham
Title:	President

Accepted:

State Street Global Advisors Funds Distributors, LLC

By:	/s/ Barry F.X. Smith
Name:	Barry F.X. Smith
Title:	President

Distribution Agreement

SCHEDULE A.1

FUNDS

State Street Defensive Emerging Markets Equity Fund

State Street International Stock Selection Fund

State Street S&P 500 Index Fund

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